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                                                                      EXHIBIT 23



                          CONSENT OF INDEPENDENT AUDITORS


THE BOARD OF DIRECTORS
ANALYTICAL SURVEYS, INC.:


We consent to incorporation by reference in the registration statements (No. 33-24142, No. 33-33948, No. 33-53950, No. 33-59940 and No. 333-47365) on Form
S-8 of Analytical Surveys, Inc. of our report dated October 30, 1998, relating to the consolidated balance sheets of Analytical Surveys, Inc. and subsidiaries as of September 30, 1998 and 1997, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended September 30, 1998, which report appears in the September 30, 1998 Annual Report on Form 10-K of Analytical Surveys, Inc.



                                       KPMG PEAT MARWICK LLP


Denver, Colorado
December 21, 1998